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                                                                    Exhibit 99.1

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US LIQUIDS
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                           P R E S S  R E L E A S E
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FOR IMMEDIATE RELEASE                                CONTACT: Earl J. Blackwell
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                                                                  281/ 272-4507
                                                                     USL #00-10

U S LIQUIDS ANNOUNCES MANAGEMENT CHANGE
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Houston, Texas (November 16, 2000) --- U S Liquids Inc. (ASE - USL), announced today that W. Gregory Orr has resigned his position as President and Chief Operating Officer, siting personal reasons. He has agreed to serve out his term on the Board of Directors. Mr. Orr's duties will be assumed by Michael P. Lawlor, USL's CEO, until a new President is appointed. That search will begin immediately.

U S Liquids Inc., based in Houston, is a leading provider of services in North America for the collection, processing, recovery and disposal of liquid waste.

This release includes forward-looking statements that attempt to predict or forecast future events or results and depend on future events for their accuracy. These forward-looking statements and the Company's business and prospects are subject to risks and uncertainties, any of which could cause actual results to differ materially from expected results; including, among other things, the outcome of litigation or administrative proceedings, obtaining or maintaining of governmental permits and approvals required for the operation of its facilities and changes in the laws and regulations governing the Company's operations. These and other risks and uncertainties are described in more detail in the Company's Annual Report on Form 10-K for the year ended December 31, 1999 and in the Company's subsequent SEC filings.

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